Exhibit 23
                          WILLIAM L. BUTCHER, CPA P.S.
                           Certified Public Accountant


  TELEPHONE EVERETT-(425) 335-0603 OR SEATTLE-(206) 953-9383 FAX (425) 335-3567
           7304 10TH STREET S.E., SUITE "C", EVERETT, WASHINGTON 98205
               621 SR 9 NE, #F-4 O LAKE STEVENS, WASHINGTON 98258




         Consolidated Data, Inc.
         6912 - 220th Street SW
         Suite 320
         Mountlake Terrace, WA 98043


         We consent to the inclusion in this registration statement on Form 10SB of our report dated July 27, 1999, on our audit of the financial statements and financial statement schedules of Consolidated Data, Inc. We also consent to the reference to our firm under the caption "Experts"



         William L. Butcher CPA PS
         Everett, Washington

         July 30, 1999